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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

The following are subsidiaries of the Registrant as of December 31, 2003 and the jurisdiction in which each is organized. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries either individually or in the aggregate would not constitute a significant subsidiary.

                                                                                  State or
                                                                                 Country of
                    Subsidiary                                                  Organization
                    ----------                                                  ------------
Subsidiary of the Registrant:
     CDI Corporation  (a)                                                      Pennsylvania

Subsidiaries of CDI Corporation:
     CDI AndersElite Limited                                                   United Kingdom
     CDI Engineering Solutions, Inc.  (b)                                      Delaware
     CDI Marine Company  (c)                                                   Florida
     The M&T Company                                                           Pennsylvania
     C.D.I. Professional Services Group,
        S. de R.L. de C.V.  (d)                                                Mexico
     CDI Professional Services, Ltd.  (e)
     Liquid Medium, LLC                                                        Delaware
     Management Recruiters International, Inc.  (f)                            Delaware
     Maplehill Corporation                                                     Delaware
     Shared Services of West Virginia, Inc.                                    Delaware
     Todays Staffing, Inc.  (g)                                                Pennsylvania

Subsidiary of CDI AndersElite Limited:
     CDI AndersElite Ireland Limited                                           Ireland
     EuroElite Plc                                                             United Kingdom

Subsidiaries of Management Recruiters International, Inc.:
     Brownshill Corporation                                                    Delaware
     InterExec, Inc.  (h)                                                      Ohio

Subsidiary of Brownshill Corporation:
     Brownshill Holdings Limited                                               United Kingdom

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
                                                                                  State or
                                                                                 Country of
                   Subsidiary                                                   Organization
                   ----------                                                   ------------
Subsidiary of Brownshill Holdings Limited:
     MRI Worldwide Ltd.                                                        United Kingdom

Subsidiary of Maplehill Corporation:
     Asset Computer Personnel Corporation                                      Canada

Subsidiaries of Todays Staffing, Inc.:
     Todays Staffing, Ltd.                                                     Canada

(a) CDI Corporation also conducts its business using the trade names of CDI Professional Services, CDI Business Solutions, CDI Innovantage, CDI Engineering Solutions and CDI Aerospace.

(b) CDI Engineering Solutions, Inc. also conducts its business using the name of CDI Business Solutions.

(c) CDI Marine and The M & T Company also conduct their business using the name of CDI Government Services.

(d) C.D.I. Professional Services Group, S. de R.L. de C.V. also conducts its business using the trade name of CDI.

(e) CDI Technical Services Ltd. also conducts its business using the trade name of CDI Professional Services.

(f) Management Recruiters International, Inc. also conducts its business using the trade names of MRI, MRI Worldwide, Sales Consultants, Office Mates 5, and CompuSearch.

(g) Todays Staffing, Inc. also conducts its business using the trade names Todays Legal Staffing Todays Office Staffing and Todays Financial Staffing.

(h)  InterExec, Inc. also conducts its business using the trade name of DayStar.